                                                                   Exhibit 10.54

                                PROMISSORY NOTE
                                ---------------

    $  58,500                                         February 28, 1997



FOR VALUE RECEIVED, the undersigned, Gary R. Martino (the "Maker"), an individual residing at [ADDRESS], does hereby promise to pay to the order of Information Management Associates, Inc., a Connecticut corporation (the "Holder") the principal sum of fifty eight thousand five hundred dollars ($ 58,500) together with interest thereon to be computed from the date hereof at a rate equal to eight and one quarter percent (8.25%) per annum.

The outstanding principal amount owed hereunder, together with all interest accrued thereon, shall be due and payable in full on the earlier of the closing of the Company's initial public offering or June 30, 1999.

Maker further agrees to pay, on demand, in addition to said principal and interest, all reasonable costs and expenses incurred in collection of this Note. Maker hereby waives diligence, demand, presentment for payment and notice of nonpayment in connection with enforcement of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.


                                   /s/ Gary R. Martino
                                   --------------------------------
                                   Gary R. Martino